Exhibit 10.3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS AS [***].

RRPV Project Award Number:	001

RRPV Project Title:	RRPV-24-04-NGVx-003; Oral Mucosal Vaccine for SARS-CoV2 Protection

UEI Number:	WS6UMD1QTBC9

PARTIES:	Advanced Technology International (RRPV Consortium Management Firm or CMF) and Vaxart Biosciences Inc (Project Awardee)

This RRPV Project Award is issued under the authority of the RRPV Base Agreement No. 2024-606, and incorporates all the terms and conditions thereof.

NOW, THEREFORE, the Parties hereto agree as follows:

1.    Payment Method

The Payment Method for this Project Award is Firm Fixed Price and Expenditure-Based with Fixed Fee

Milestone with a not to exceed ceiling.

2.    Term of the Project Award

The period of performance for this Project Award is from the effective date, which is the date of last signature, through [***].

3.    Obligation

The CMF’s liability to make payments to the Project Awardee is limited to only those funds obligated under this Project Award or by modification to the Project Award. The CMF may incrementally fund this Project Award.

4.    PROJECT AGREEMENT CEILING

The total estimated ceiling for this Project Awardee is $[***] broken out as follows:

Firm Fixed Price

The total fixed amount for the services to be provided by the Project Awardee are as follows:

Fixed Amount (Milestone 2 Only)         $[***]

Estimated Expenditure and Fixed Fee

The total estimated expenditure and fixed fee for the services to be provided by the Project Awardee are as follows:

ESTIMATED EXPENDITURE

Estimated Expenditure	$[***]
Fixed Fee	$[***]
Total Cost	$[***]

The United States Government (USG) and Vaxart agree that the current award amount will be $[***]. Billable costs for the duration of the agreement will not exceed the total amount of $[***] as any additional effort would require additional funds from the USG. Additional funds can be requested and may be approved provided Vaxart has an acceptable technical justification. However, Vaxart acknowledges that any costs above an agreed upon contract ceiling amount of $[***], to include potential indirect rate adjustments, will be the sole responsibility of Vaxart.

5.    Incremental Funding

The total amount of funding currently allotted to this Project Award and available for payment is $[***] for those milestones marked as authorized within the Statement of Work's Milestone Payment schedule. Any work performed in excess thereof shall be at the Project Awardee’s risk. The Project Awardee shall notify the CMF if at any time the Project Awardee has reason to believe that the costs accrued in the next [***] will exceed [***] ([***]%) of the current total authorized funding. Such notice should specify the estimate of additional funds required, along with the associated remaining tasking and timeframe. The Project Awardee is not obligated to continue performance under this Project Award (including actions under the Termination clause of the RRPV Base Agreement) or otherwise incur costs in excess of the amount identified in this clause.

The USG shall provide initial funding for the Project Award on a firm fixed price basis at the time of award that will fund trial preparation activities (Milestone 2). When the USG and Vaxart have mutually determined that the trial shall further proceed, the USG shall provide additional funding on an expenditure-based basis during the period of performance of the Project Award to support Vaxart’s performance of the requirements set forth in the Project Award. The USG shall provide such additional funding in incremental amounts based upon Vaxart’s continued fulfillment of requirements of the Project Award commensurate with the payment terms established in the Project Award.

6.    Milestone Payment Schedule

The Project Awardee shall segregate and track all Project Award costs separately and shall document the accomplishments of each milestone under each Project Award. Acceptance of milestones shall be contingent upon approval from the Government's Project Award Representative (PAR) detailed in the Technical and Administrative Representatives clause below. Payment for Milestone #2 will be paid in the amount indicated in the Milestone Payment Schedule (Attachment A). For all other work, the Project Awardee shall invoice on a monthly (or twice monthly, as allowed by Paragraph 18, Special Invoicing) basis based on actual incurred costs.

7.    Payment of Fixed Fee

The fixed fee specified herein, subject to any adjustments required by other provisions of this Project Award, will be paid in installments at the time of each provisional payment on account of the allowable costs. In the event the work cannot be completed within the estimated cost, the CMF may increase the estimated cost without increasing the fixed fee.

8.    Statement of Work

The Statement of Work, Attachment A, provides a detailed description of the work and reports to be accomplished and delivered. All changes to Attachment A must be incorporated via written modification to this Project Award.

9.    Technical and Administrative Representatives

The following technical and contractual representatives of the Parties are hereby designated for this Project Award. Either party may change their designated representatives by written notification to the other, except that changes to the Principal Investigator require Government approval as described in the RRPV Base Agreement.

RRPV Consortium Management Firm Representative:

[***]

Advanced Technology International

315 Sigma Drive

Summerville, SC 29486

Email: [***]
Phone: [***]

Project Award Representative (PAR):

[***]

[***]
[***]

Email: [***]

Phone: [***]

RRPV Project Awardee’s Representatives:

Contractual Representative:	Principal Investigator:
[***]	[***]
170 Harbor Way, Suite 300 South	170 Harbor Way, Suite 300 South
San Francisco, CA 94080	San Francisco, CA 94080
Email: [***]	Email: [***]
Phone: [***]	Phone: [***]

10.    Marking of Deliverables

Any Data delivered under this Project Award by the Awardee shall be marked with a suitable notice or legend.

11.    Attachments

Attachments listed herein are hereby incorporated by reference into this RRPV Project Award.

A.	Statement of Work, “Oral Mucosal Vaccine for SARS-CoV2 Protection” and Milestone Payment Schedule
B.	Key Tenets

12.    Government Furnished Property

At this time, Government Furnished Property is not provided for use under this Project Award.

13.    Publication and Publicity

In accordance with Article 11 of the RRPV Base Agreement, any written announcements, press releases, or similar publicity with respect to the execution of this Project Award shall be agreed upon by the RRPV Consortium Manager, the Government, and the affected Consortium Member in advance of such Announcement. Refer to Article 11 of the RRPV Base Agreement for further information.

14.    Data Rights

The Offeror shall comply with the terms and conditions defined in the Base Agreement regarding Data Rights. It is anticipated that anything delivered under this proposed effort will be delivered to the Government with Unlimited Rights in technical data.

See below for the data rights assertions that apply to Vaxart’s proposal:

[***].

15.    Special Research Considerations

Human Subjects – Offeror is to conduct all Human Subject Trials in accordance with Article 17.1 of the RRPV Base Agreement, entitled Protection of Human Subjects.

Human Specimen Material - Offeror is to conduct all trials pertaining to Human Specimen Material in accordance with Article 17.2 of the RRPV Base Agreement, entitled Human Materials (Assurance of OHRP Compliance).

Requested Use of Government Resources, Property, Labs, etc. – Vaxart notes that it will use BARDA/Government core services if available and applicable, to include serum testing of subjects in the Phase2B trial.

16.    Key Tenants

The Project Awardee agrees that the Phase 2b clinical trial will be conducting in alignment with the Attachment B, “Key Tenants”.

17.    Fair Pricing

If, and for so long as, the product developed from Attachment A, SOW, is commercialized in the United States, in consideration of the Government’s investment, the Government and the Project Awardee intend for the Project Awardee to commercialize the product in accordance with the following principles:

If the Project Awardee commercializes a product in the United States for prevention of SARS-CoV-2 comprised solely of a COVID-19 vaccine for which BARDA invests $[***] or more (in combination with this Agreement and in-kind support), then, subject to applicable law, the list price (at wholesale acquisition cost) for commercial sales of such product in the United States following full licensure of the product, shall be substantially equivalent to or less than the approved price for commercial sales in High Income Countries outside of the United States; provided that such sales are comparable sales taking place within the same time period. The Project Awardee is permitted to take into account all relevant factors in determining whether sales are comparable sales, including volume commitments, timing of purchase and supply, the terms and conditions of purchase and supply, market conditions and epidemiology of SARS-CoV-2. Notwithstanding the foregoing, in the event any other manufacturer enters into an agreement with the Government providing for a similar investment from the Government for its anti-SARS-CoV-2 product and such agreement does not contain a substantially similar (or more onerous) requirement for commercial sales of its product, then the Government shall notify the Project Awardee of such other agreement and this clause shall cease to apply and shall be of no further force and effect, effective upon the execution of such other agreement. For purposes of this provision, High Income Countries shall mean Canada, France, Germany, Italy, Japan, Poland, Spain, United Kingdom, Australia, Chile, Saudi Arabia, South Korea and Taiwan, which are countries that, as of the date of award of this Contract, are World Bank high income countries (https://datahelpdesk.worldbank.org/knowledgebase/articles/906519) with populations greater than 20,000,000. The parties acknowledge that, over time, the foregoing criteria may result in a different list of High Income Countries. In any such case, the parties shall discuss and, upon mutual agreement, may change the countries included in the definition of High Income Countries.

18.    Special Invoicing

The Project Awardee may invoice ATI twice monthly up to six months after the provision of additional funding.

19.    Entire Agreement

This Project Award and the RRPV Base Agreement under which it is issued constitute the entire understanding and agreement between the parties with respect to the subject matter hereof.

Except as provided herein, all Terms and Conditions of the RRPV Base Agreement and its modifications remain unchanged and in full force and effect.

The Project Awardee is required to sign this document and return to Advanced Technology International to finalize this action.

Vaxart Biosciences Inc		Advanced Technology International

By:	/s/[***]	By:	/s/[***]

Name:	[***]	Name:	[***]

Title:	[***]	Title:	[***]

Date:	06/13/2024	Date:	06/13/2024

Attachment A

Statement of Work

RPP#: 24-04-NGVx

Project Identifier: RRPV24-04-NGVx-003

Project Title: Oral Mucosal Vaccine for SARS-CoV2 Protection

RRPV Member Organization Name: Vaxart, Inc.

Primary Place of Performance: 170 Harbor Way Suite 300 South San Francisco, CA 94080

1.0 Introduction / Background

Vaxart Biosciences, Inc. (“Vaxart”) is a development-stage biotechnology company with a pipeline of biologics across multiple therapeutic classes. Vaxart's platform technology makes it possible to administer vaccines in a thermo-stable tablet form, allowing for rapid deployment in mass vaccination programs, without the large logistical requirements and significant medical waste of conventional frozen vaccines. The vaccines are designed to trigger strong mucosal IgA and T-cell responses, as well as systemic antibodies. The technology is based on a non-replicating adenoviral vector with a molecular adjuvant that enhances antigen immune responses in the human intestine, the site of tablet release.

This project will compare Vaxart’s updated COVID-19 vaccine candidate that incorporates the XBB variant sequence (VXA-CoV2-XBB) to an mRNA comparator to evaluate efficacy for symptomatic and asymptomatic disease, systemic and mucosal immune induction, and adverse events.

2.0 Scope / Project Objective

The objective of this project is to complete a phase 2b clinical trial, comparing Vaxart’s XBB-strain Covid-19 candidate vaccine (VXA-CoV2-3.1) to an approved mRNA XBB-strain COVID-19 vaccine. Vaxart has divided the program into two phases. Phase 1 includes the execution of a Phase 2b clinical trial comparing Vaxart’s XBB vaccine candidate and an mRNA vaccine comparator for efficacy, immune induction, and safety. Phase 2 includes further analysis to characterize the durability of the immune responses initially characterized by tracking mucosal samples from vaccinated individuals for a year, and assessing cross-reactivity over time.

Phase 1: Clinical Trial Execution for Phase 2b Clinical Trial

Vaxart shall execute a Phase 2b clinical trial in approximately 10,000 individuals comparing Vaxart’s XBB vaccine candidate and an mRNA vaccine comparator for efficacy, immune induction, and safety. Specifically, Vaxart will:

●	Determine the relative efficacy of the Vaxart’s XBB COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of symptomatic, PCR confirmed COVID-19
●	Assess the safety and tolerability of Vaxart’s XBB COVID-19 vaccine candidate
●	Evaluate the humoral immunogenicity of Vaxart’s XBB COVID-19 vaccine candidate

●	Evaluate cellular immunogenicity of Vaxart’s XBB COVID-19 vaccine candidate
●	Evaluate the mucosal immune responses of Vaxart’s XBB COVID-19 vaccine candidate
●	Determine the durability of Vaxart’s XBB COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of symptomatic, PCR confirmed COVID-19
●	Determine the relative efficacy of Vaxart’s XBB COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of asymptomatic, PCR confirmed COVID-19
●	Determine the relative efficacy of Vaxart’s XBB COVID-19 vaccine candidate compared to the currently recommended booster dose for the prevention of severe PCR confirmed COVID-19
●	Efficacy subanalyses and Correlates of Protection analyses

PHASE 2: Additional Characterization of Immune Responses

Vaxart will expand on the durability of the immune responses initially characterized by tracking mucosal samples from vaccinated individuals for a year, and assessing cross-reactivity over time. Vaxart will characterize the B cell memory populations to understand how prior vaccination and infection exposure shapes the B cell repertoire. B cells elicited by vaccination will be cloned and characterized for the ability to produce cross-reactive antibodies to SARS-CoV-2 variants and other coronaviruses. Specifically, Vaxart will:

●	To determine mucosal memory cell responses.
●	Clone antibodies that bind to SARS-COV-2 and other coronaviruses induced by the two vaccines and evaluate cloned antibodies for cross-reactivity and affinity.

3.0 Requirements

Phase 1: Clinical Trial Execution for Phase 2b Clinical Trial (WBS 1)

Vaxart shall execute a Phase 2b clinical trial in approximately 10,000 individuals comparing Vaxart’s XBB vaccine candidate and an mRNA vaccine comparator for efficacy, immune induction, and safety.

Task Area #1 – Program Management (WBS 1.1)

Vaxart’s program management activities will follow procedures described in the Project Management Institute Project Management Book of Knowledge (“PMBOK©”). These activites align with requirements established by the BARDA. Consistent with those requirements, the primary objective to program management is to ensure that the activities and outputs that result are delivered on time, within scope and budget, and meet applicable quality standards.

Vaxart will undertake all of the required program management activities necessary to complete Phase 1 and Phase 2 of this project.

●

The Principal Investigator (PI) for the project will work with Vaxart’s program management team and will be responsible for the technical and contractual deliverables of the program. The Vaxart Program Team (VPT), which includes representatives from BARDA, will conduct weekly progress meetings through the period of performance. In addition, the VPT will conduct monthly performance reviews in accordance with the USG contract/communication plan requirements. (WBS 1.1.1)

●

The Program Manager and Principal Investigator will have responsibility for deliverables from the Subcontractors. Each of the Subcontractors will be managed day-to-day by the program management team and the appropriate Vaxart Technical Lead. A Subcontract Management Plan will be submitted to BARDA within [***] of award in accordance with the ASPR Business Toolkit. The Project Manager shall have the responsibility of reporting to BARDA any material subcontract issues that could impact the timing and quality of the program deliverables. (WBS 1.1.2)

●

The PI and program management team are the leads and with the entire Project Teams input, have responsibility for Risk Identification and Mitigation. Included in this section is the generation of a Risk Management Plan (RMP) and Security Plan within [***] of contract award to be approved by BARDA. While monitoring risk will be on-going through the program and a topic for discussion in the telecons/meeting with BARDA, the Risk Register and associated documentation from the RMP will be updated no less than monthly and included in the Monthly Technical Progress Report to BARDA. (WBS 1.1.3)

●	Vaxart will perform and report on program performance as directed by BARDA. Included in this activity is program cost accounting and invoicing. (WBS 1.1.4)
●

Vaxart will maintain a quality management system to ensure that all activities carried out in accordance with the standards applicable to medical devices and and pharmaceutical activities for clinical studies. Vaxart will use a Quality Assurance Surveillance Plan (QASP) with the key subcontractors in the program. The QASP, an element of Quality Management, will describe the methods used to monitor subcontractor performance, establish documentation/reporting requirements, and Vaxart’s interactions with the subcontractor. The QASP is a means for evaluating whether the subcontractor is meeting the performance standards/quality levels identified in the project work plan and the contractor’s quality control plan, and to ensure that the deliverables meet Vaxart’s commitment to BARDA in the program. (WBS 1.1.5)

●	As part of Vaxart’s overall program management activities including subcontractor, risk and quality management activities will travel to sites as necessary to oversee the project. (WBS 1.1.6)
●	Specific deliverables for WBS 1.1 subtasks are delineated in Section 4.0 Deliverables

Task Area #2 – Analytical (WBS 1.2)

Vaxart’s analytical activities encompasses those activities to be performed to collect, test, and report on samples taken from subjects in the Phase 2b trial.

Vaxart will provide serum and PBMC samples to BARDA for analysis at a central CRO (WBS 1.2.1).

●

Serum samples will be taken from all subjects according to the schedule detailed in the synopsis. Samples will be shipped from the clinical sites to a central repository. Samples from the central repository will be shipped to the CRO contracted by BARDA to measure serum antibody responses. (WBS1.2.1.1)

●

PBMC samples will be taken from greater than 1,000 subjects, according to the timeline plan detailed in the protocol. These will be processed using the BARDA method of PBMC isolation. Samples will be shipped with a liquid N2 dry shipper to a central repository and provided to the CRO contracted by BARDA to measure to measure T cell responses to SARS-Cov-2 S protein. Additionally, 200 subjects (0 and 7 days post vaccination) enrolled in the study will be collected and processed using the Vaxart method for isolation. These samples will be used for assessing mucosal memory and mucosal homing markers in Phase 2.

BARDA and Vaxart will characterize immune responses at mucosal surfaces according to the schedule detailed in the synopsis. (WBS 1.2.2)

●	[***]

●	[***]

Vaxart will determine the efficacy of Vaxart’s XBB vaccine candidate and the mRNA comparator vaccine against symptomatic and asymptomatic COVID-19 infection. (WBS 1.2.3)

●

Subjects that report covid infection will be asked to provide nasal swab samples every day for 20 days to determine duration of shedding. Any subject testing positive for symptomatic infection will be sequenced from the first positive sample to determine the breakthrough strain. (WBS 1.2.3.1)

●

All subjects enrolled will be provided kits to swab weekly for SARS-COv-2 infection. Samples will be returned to a central lab by mail. Samples will be tested for asymptomatic infection. The central lab will compile the data and at the end of the study, the two different vaccines will be compared for relative protection against infection. (WBS 1.2.3.2)

Vaxart will conduct an analysis to identify immune correlates of protection and assess the relative importance of the correlates. (WBS 1.2.4)

●	Statistician with significant immune correlate analysis will develop an analysis plan to examine the relative importance of the correlates. (WBS 1.2.4.1)

●

At the end of the study, the data will be compiled on the various immune parameters, and correlates of protection analyzed against both symptomatic and asymptomatic infection. If more analysis of secondary endpoints is needed, additional samples may be added in the analysis. (WBS 1.2.4.2)

●	Vaxart will employ machine learning to refine the understanding risk factors and immune correlates are steps. (WBS 1.2.4.3)

Vaxart will perform all of the required safety laboratory screening to provide a study subjects baseline of these parameters as well as monitoring during the study. (WBS 1.2.5)

●	CBC, Coagulation and Chem 7 testing per study protocol will be conducted (WBS 1.2.5.1)

●	Urine and pregnancy testing per study protocol will be conducted (WBS 1.2.5.2)

●	Repeat testing as required per study protocol will be conducted (WBS 1.2.5.3)

Task Area #3 – Clinical (WBS 1.3)

Vaxart’s clinical efforts encompasses all activities and tasks to be performed in the execution of the phase 2b clinical trial from study initiation to delivery of the CSR.

Vaxart will complete all of the activities required for clinical trial site start-up. (WBS 1.3.1)

●

A comprehensive set of documents that provide critical information about the study and ensure regulatory compliance will be prepared. These documents include the study protocol, informed consent forms, investigator's brochure, case report forms, institutional review board (IRB) approvals, clinical trial agreements, financial disclosure forms, source documents, adverse event reporting forms, and monitoring plans. (WBS 1.3.1.1)

●

Site contract negotiation will be completed. This will include finalization of details including site payment, indemnification, intellectual property rights, publication rights, and data ownership. (WBS 1.3.1.2)

●

Site budget negotiation will be completed. This will include finalization of the budget for activities such as participant recruitment, study visits, data collection, site personnel costs, and any additional expenses related to the trial. (WBS 1.3.1.3)

●

Regulatory binders will be compiled and sent to clinical sites participating in the trial. These include study protocol, investigator's brochure, informed consent forms, IRB approvals, financial disclosure forms, and other regulatory submissions. (WBS 1.3.1.4)

●

Site initiation visits (SIVs) will be conducted to ensure that the research site is ready to initiate the study. During SIVs, representatives from the sponsor or contract research organization (CRO) will meet with the site staff to review study procedures, data collection methods, and regulatory requirements. (WBS 1.3.1.5)

●

Investigational product will be shipped to investigative sites. Based on the site's enrollment needs, the sponsor or contract research organization (CRO) will generate drug shipment orders. These orders specify the quantity of investigational product required. The orders are then processed through an Interactive Web Response System (IWRS), which helps manage and track drug supplies. The IWRS assigns unique randomization numbers and treatment codes to participants, ensuring blinded allocation. The drug is then packaged, labeled, and shipped to the investigative sites following regulatory and logistical requirements. The site receives the shipment, confirms its integrity, and maintains appropriate storage and accountability records for the investigational product throughout the trial. (WBS 1.3.1.6)

●

All other required laboratory and essential supplies will be shipped to investigative sites. These supplies can include items such as laboratory kits, specimen collection materials, study-specific laboratory tests, shipping containers, and labeling materials. The CRO ensures the timely provision of these supplies, often in accordance with the study protocol and specific requirements outlined by the sponsor. (WBS 1.3.1.7)

Vaxart will enroll eligible volunteers and ensure that they are randomized and assigned to a treatment group. (WBS 1.3.2)

●	Potential participants will undergo pre-screening including an initial evaluation to determine their eligibility (WBS 1.3.2.1)

●

Various efforts to identify and enroll eligible participants will be undertaken. These may include developing targeted recruitment strategies and advertisements to reach the intended patient population. Patient recruitment vendors may be engaged to assist with recruitment campaigns, utilizing various channels such as online platforms, social media, print media, and community outreach. (WBS 1.3.2.2)

●	If necessary, trial volunteer’s past medical or surgical history to confirm eligibility into the study will be requested. (WBS 1.3.2.3)

●	Patient informed consent will be obtained. (WBS 1.3.2.4)

●	Screening visits will be performed. (WBS 1.3.2.5)

●	Sites and investigators will verify patient eligibility for clinical trials by conducting a thorough evaluation. (WBS 1.3.2.6)

●

Patients will be randomized using the Interactive Web Response System (IWRS) which will assign unique identification numbers and determines treatment allocation based on the randomization schedule. (WBS 1.3.2.7)

Vaxart will complete all the activities required to ensure clinical conduct of the trial. (WBS 1.3.3)

●

Study visits will be performed as per the clinical trial protocol. Site visits will involve scheduling the visit, preparing study materials, administering assessments, and addressing study subjects’ questions. Investigators oversee the visit, conducting physical examinations, reviewing data, making treatment decisions, and ensuring protocol adherence. (WBS 1.3.3.1)

●

Safety monitoring will be conducted throughout as per the clinical trial protocol. The safety monitoring process during study visits will include AE reporting, safety assessments, protocol adherence, and proactive pharmacovigilance measures. Study coordinators will systematically collect information on adverse events (AEs) or any untoward medical occurrences experienced by participants during or after the study visit. AEs can range from mild side effects to serious adverse reactions. These events will be documented, assessed for severity and causality, and reported to the appropriate regulatory authorities and the trial sponsor as per the established reporting timelines and guidelines. (WBS 1.3.3.2)

●

Biosamples will be collected as per the clinical trial protocol. Trained healthcare professionals will conduct phlebotomy to draw blood, and participants provide urine samples as required. After collection, the biosamples will be processed, labelled and stored until shipping. Biosamples will be transported to designated laboratories using specialized containers that maintain required temperatures. The collection of PBMC (Peripheral Blood Mononuclear Cell) samples involves a specialized process to obtain these immune cells from the blood for research purposes. Trained healthcare professionals will perform venipuncture to draw blood from the participant. The sample will be processed, labeled and then cryopreserved or immediately used for various immune-based assays or research investigations. (WBS 1.3.3.3)

●

An interim analysis will be conducted. To perform the analysis, data cut-offs will be established, specifying the point at which data is frozen and analyzed to minimize bias. Source data verification will be conducted. Biostatistical analysis will then be applied to evaluate treatment outcomes, safety profiles, and efficacy trends, providing insight into participant responses and potential risks. (WBS 1.3.3.4)

Vaxart will oversee routine monitoring visits during the conduct of the clinical trial to ensure compliance with the study protocol, regulatory requirements, and Good Clinical Practice (GCP) guidelines. (WBA 1.3.4)

●

Clinical Research Associates (CRAs) will travel as necessary to conduct routine monitoring visits. During these visits, CRAs review study data, source documents, and participant records, ensuring compliance with protocols and regulations. Additionally, they will provide support and training to site personnel, address any issues or queries, and ensure adherence to Good Clinical Practice (GCP) standards. (WBS 1.3.4.1)

●

Clinical Research Associates (CRAs) will conduct source data verification (SDV) to review and confirm the accuracy of data recorded in source documents against the study database. CRAs will cross-reference source documents like medical records and lab reports with case report forms (CRFs) to identify discrepancies or errors. Data queries are raised to resolve any issues, ensuring data accuracy and compliance with the study protocol and regulatory standards. CRAs also assess participant safety and provide guidance to site personnel, ultimately upholding data quality and the integrity of the clinical trial while safeguarding participant well-being. (WBS 1.3.4.2)

●

Meetings with investigators will be conducted as necessary to ensure planning, coordination and to discuss essential trial-related topics. The sponsor or CRO schedules the meetings and prepares an agenda, covering aspects such as trial progress, protocol compliance, safety updates, data quality, participant retention, and investigational product management. During the meetings, investigators provide updates on recruitment, safety data, and protocol adherence while addressing challenges and proposing strategies for participant retention. (WBS 1.3.4.3)

●

Monitoring or trip reports will be prepared by Clinical Research Associates (CRAs) after conducting routine monitoring visits to research sites. These reports will include a detailed account of the visit, including site activities, data verification, source document review, and any findings or discrepancies identified. They will document participant safety assessments, compliance with the study protocol and regulatory guidelines, and any issues or concerns raised during the visit. (WBS 1.3.4.4)

●

Ongoing site supplies management will be performed during the clinical trial. These activities involve systematic inventory monitoring, timely replenishment, and distribution of essential materials and investigational products to research sites. (WBS 1.3.4.5)

Vaxart will undertake a comprehensive clinical data management program that will include the collection, validation, and analysis of participant data to ensure its accuracy, completeness, and confidentiality. (WBS 1.3.5)

●

Query resolution activities will include identification and rectification of discrepancies or missing information in study data. Data managers or clinical research associates (CRAs) review the data for inconsistencies and raise queries to the site personnel or data entry personnel to seek clarification or corrections. These queries are documented and communicated to the site, and the site responds with the necessary information to resolve the query. (WBS 1.3.5.1)

●

A statistical analysis plan (SAP) will be developed and finalized prior to database unblinding. The effort will begin with defining the trial's primary and secondary objectives, study endpoints, and the statistical methods to be employed. The SAP outlines the data handling procedures, data transformations, and imputation methods for missing data. Additionally, it specifies the statistical tests and models to be used, sample size calculations, and adjustments for multiple comparisons. The SAP also addresses subgroup analyses, sensitivity analyses, and any predefined interim analysis if applicable. (WBS 1.3.5.2)

●

Programming specifications for biostatistical analysis will be developed. This effort involves collaboration between biostatisticians and programmers and will result in final programming specifications are established, ensuring robust and reliable data analysis for the clinical trial. (WBS 1.3.5.3)

●	Method validation will be completed to ensure the statistical methods used for data analysis are appropriate, accurate, and reliable. (WBS 1.3.5.4)

●

PI attestation will be completed. During this process, the PI reviews and confirms the appropriateness and accuracy of the statistical methods used for data analysis. The PI then provides a formal attestation, verifying that the statistical methods are aligned with the study objectives, are appropriate for the data collected, and comply with regulatory requirements. (WBS 1.3.5.5)

●

Tables, figures and listings generation will be generated. Once approved, the TFLs are included in the clinical study report (CSR) and submitted to regulatory authorities as part of the trial documentation, providing a comprehensive representation of the trial's results and data. (WBS 1.3.5.6)

●

A topline data report will be prepared. This report will summarize and presents key findings and results from a clinical trial in a concise and high-level manner. This report focuses on the primary objectives and key secondary endpoints of the trial, providing a snapshot of the trial's outcomes without delving into detailed analyses or subgroup findings. (WBS 1.3.5.7)

Vaxart will complete database lock in which includes the process of finalizing and freezing the study database to prevent further modifications to the data. (WBS 1.3.6)

●

Soft lock will be initiated with the temporary suspension of data entry or editing capabilities in the study database, allowing specific authorized personnel to address critical data-related issues or queries. (WBS 1.3.6.1)

●	Hard lock will be completed including the final and permanent closure of the study database after all data entry, editing, and review processes are completed. (WBS 1.3.6.2)

Task Area #4 – Regulatory (WBS 1.4)

Vaxart will prepare FDA submissions, keep track of relevant legislation, advise on legal and scientific requirements and limitations, and provide regulatory support for the evaluation of data for this study.

●

In compliance with FDA regulations, Vaxart will prepare and submit for this study Annual Reports, Certificate of Analysis, Protocol(s), and pharmacovigilance documents. These submissions will be submitted under US FDA IND 27602 - VXA-CoV2-1.1-S, an oral SARS-CoV-2 vaccine E1-/E3-deleted replication defective recombinant adenovirus 5 with dsRNA adjuvant. (WBS 1.4.1)

●

In compliance with FDA regulations, Vaxart will submit all required annual regulatory submissions within [***] of our approved IND 27602. This report will contain new information collected over the past year pertaining to the safety, effectiveness, and labeling of our vaccine in this study. (WBS 1.4.2)

●

Vaxart will notify the appropriate regulatory authorities regarding the safety of the vaccine. The safety of the vaccine will be evaluated through the reporting of solicited symptoms of reactogenicity for one (1) week following each study drug administration. Because the vaccine contains a double stranded RNA (dsRNA) adjuvant, MAAEs will be collected through one (1) year post last dose to address the theoretical potential for induction of autoimmune or auto-inflammatory diseases, as is standard for this class of vaccines. Subjects will also be monitored for exposure to SARS-CoV2 and symptomatic SARS-CoV2 infection (COVID-19). (WBS 1.4.3)

PHASE 2: Additional Characterization of Immune Responses

Vaxart will expand on the durability of the immune responses initially characterized by tracking mucosal samples from vaccinated individuals for a year, and assessing cross-reactivity over time.

Task Area #1 – Analytical (WBS 1.1)

Vaxart will conduct extended immune analysis of the vaccines in human subjects.

●

As part of phase 1, additional samples in a small subpopulation of subjects at 3, 6 and 12 months will have been collected. The mucosal (and serum) immune responses of these samples will be measured in order to examine durability, particularly against multiple different coronaviruses as well as new SARS-CoV-2 variants. (WBS 1.1.1)

●

Vaxart will use flow cytometry to determine the changes to the memory pool in the subpopulation of patients using the samples collected in phase 1. B cell clones will be sequenced from the memory pools and used to characterize the diversity of the response based on vaccine and infection history. (WBS 1.1.2)

●	Vaxart will analyze antibodies from the task in 1.1.2 and their diversity tested for binding and neutralizing various SARS-COV-2 variants and other coronaviruses. (WBS 1.1.3)

Task Area #2 – Clinical (WBS 1.2)

Vaxart will complete all required close-out procedures for the clinical trial.

●

Vaxart will complete all required reports including an amended CSR that the discusses the analysis in option 2 will be completed; a full final report describing all the Phase 2 analyses, any additional reports to BARDA and regulatory agencies on the conduct of the trial as required. (WBS 1.2.1)

●	Vaxart will complete site closeout and unused vaccine will be returned or destroyed; and documents will be properly shipped and stored. (WBS 1.2.2)

●

Vaxart will undertake essential document reconciliation in which records from the trial will be verified by medical monitors and database experts. Discrepancies will be resolved before finalizing the data. (WBS 1.2.3)

●

Vaxart will employ an Electronic Trial Master File (eTMF) which leverages software and server technology to guide and assist the setup, collection, storage, tracking and archival of essential clinical study documents. (WBS 1.2.4)

●	Vaxart will prepare an amended clinical study report which will include the additional analysis conducted under Phase 2. (WBS 1.2.5)

4.0 Deliverables

1. Meetings

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
1.1	Post Award Teleconference	[***]	[***]
1.2	Kickoff Meeting	[***]	[***]
1.3	Weekly Teleconference	[***]	[***]
1.4	Technical, Subgroup, Ad Hoc Teleconference(s)	[***]	[***]
1.5	Periodic Review Meetings	[***]	[***]
1.6	FDA Meetings and Interactions	[***]	[***]
1.7	Daily check-in with BARDA in the event of a PHE	[***]	[***]

2. Technical Reporting: General

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
2.1	Project Management Plan (PMP)	[***]	[***]
2.4	Gantt Chart/Timeline of the project	[***]	[***]
2.5	Communication Plan	[***]	[***]
2.6	Performer Locations	[***]	[***]
2.7	Pandemic/Public Health Emergency Facility and Operational Management Plan	[***]	[***]
2.8	Request for Information (RFI) Responses	[***]	[***]
2.9	Monthly & Annual Technical Progress Reports/Annual Meeting	[***]	[***]
2.10	Draft and Final Technical Progress Report	[***]	[***]

3. Physical Inventory Deliverables

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
3.1	Draft and Final Nonclinical Study Report(s)	[***]	[***]
3.2	Nonclinical Study Protocols	[***]	[***]
3.3	Nonclinical Study Final Data Submission Package	[***]	[***]

4. Technical Reporting: Clinical Trials

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
4.1	Clinical Trial Protocols	[***]	[***]
4.2	Clinical Trial Documentation[1]	[***]	[***]
4.3	ClinicalTrials.Gov Posting and Results Reporting	[***]	[***]
4.4	Draft and Final Clinical Study Report(s)	[***]	[***]
4.5	Project-Specific First Site Activated for First Subject First Visit	[***]	[***]
4.6	Clinical Report During Active Enrollment Periods[2]	[***]	[***]
4.7	Access to Electronic Systems Used in Trial Conduct	[***]	[***]
4.8	Blinded Safety Reports, Medical Data Listing, CIOMS Report, Pharmacovigilance Database Listing	[***]	[***]
4.9	Specimen Collection for Future Use	[***]	[***]
4.10	Clinical Trial Final Study Package	[***]	[***]
4.11	Data Exchange Package(s) Submitted to Regulatory Agency(s)	[***]	[***]
4.12	Clinical Trial Datasets	[***]	[***]
4.13	Additional Data Package(s)	[***]	[***]

5. Technical Reporting: Quality Assurance

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
5.1	Quality Management Plan (QMP)	[***]	[***]
5.2	BARDA Audit	[***]	[***]
5.3	FDA Inspections/Site visits	[***]	[***]
5.4	Quality Assurance Audits and SubPerformer Monitoring Visits	[***]	[***]
5.5	Risk Management Plan (RMP)	[***]	[***]
5.6	Integrated Master Schedule (IMS)	[***]	[***]
5.7	Deviation Notification and Mitigation Strategy	[***]	[***]
5.8	Incident Report	[***]	[***]

6. Advanced R&D Products

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
6.1	Technical Documents	[***]	[***]
6.2	Publications	[***]	[***]
6.3	Performer Clinical Publication Timeline and USG Right to Publish Data	[***]	[***]
6.4	Performer Nonclinical Publication Timeline and USG Right to Publish Data	[***]	[***]

7. Regulatory Deliverables

#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
7.1	Regulatory Strategy/Plan	[***]	[***]
7.2	FDA Correspondence	[***]	[***]
7.3	FDA Submissions	[***]	[***]

5.0 Milestone Payment Schedule

MS #	Task #	Description	Due Date	Government Funds	Authorized
PHASE 1
	1.1	Project Management	[***]
1	1.1	Project Kick Off	[***]	$[***]	Y
2		CRO Initiation. Subcontract Execution: [***]	[***]	$[***]	Y
3	1.1	PM Plans	[***]	$[***]	Y
4	1.1.1	Weekly Meetings - 118 total ($[***] ea)	[***]	$[***]
5	1.1.1	Weekly Meetings - 2 total ($[***] ea)	[***]	$[***]	Y
6		PM Meetings at Vaxart	[***]	$[***]	Y
7		PM Meetings at Vaxart	[***]	$[***]
8		PM Meetings at Vaxart	[***]	$[***]
9		PM Meetings at Vaxart	[***]	$[***]
10		PM Meetings at Vaxart	[***]	$[***]
11		PM Meetings at Vaxart	[***]	$[***]
12	1.1.4	Monthly Cost Accounting/Invoicing 36-Months ($[***] ea)	[***]	$[***]
13	1.1.1	Monthly Technical & Business Reports	[***]	-
	1.2	Analytical
	1.2.1	Serum & T Cells
14		Start Up Meeting	[***]	$[***]
15		Log Samples	[***]	$[***]
16		Complete Sample Shipment	[***]	$[***]
17		Results Tabulated & Sent to Vaxart	[***]	$[***]
	1.2.2	Mucosal Analysis
18		Start Up	[***]	$[***]
18.1		Initial Start Up	[***]	$[***]	Y
19		Order & Receive Materials	[***]	$[***]
20		Controls & Qualification Complete	[***]	$[***]
21		Complete Nasal Analysis	[***]	$[***]
22		Complete Saliva analysis	[***]	$[***]
23		Complete additional analysis	[***]	$[***]
	1.2.3	Infection & Efficacy
24		Start Up	[***]	$[***]
25		Lab Kit Replenishment	[***]	$[***]
26		Site to Central Lab Shipment	[***]	$[***]
27		Central Lab: 3 shipments / 6 months	[***]	$[***]
28		Statistical Analysis	[***]	$[***]
29		Analysis Complete	[***]	$[***]
30		Phase 2b Relative Efficacy & Infectious Report	[***]	-
	1.2.4	Correlates
31		Machine Learning & Programming	[***]	$[***]
32		Statistical Analysis	[***]	$[***]
33		Verification / Analysis Complete	[***]	$[***]
34		Correlates of Protection Report	[***]	-
	1.3	Clinical
	1.3.1	Site Start Up	[***]
35		Essential Documents Complete	[***]	$[***]
36		Site Contracts Complete	[***]	$[***]	Y
37		Regulatory Binders Complete	[***]	$[***]	Y
38		Site Initiation Visits	[***]	$[***]
39		IP Shipments to Sites	[***]	$[***]
40		Lab & Other Supplies to Sites	[***]	$[***]
41		Study Meetings/Training	[***]	$[***]
	1.3.2	Enrollment
42		Pre-screening	[***]	$[***]
43		Screening	[***]	$[***]
44		Randomization	[***]	$[***]

	1.3.3	Clinical Conduct
45		1st Person In	[***]	-
46		Biosample Collection	[***]	$[***]
47		Interim Analysis	[***]	$[***]
48		Source Data Verification	[***]	$[***]
49		Sites Supplies Management	[***]	$[***]
50		Last Person Dosed	[***]	$[***]
51		Conclusion of Follow Up	[***]	$[***]
52		Unblinded Monitoring	[***]	$[***]
	1.3.4	Site Monitoring
53		Routine Monitoring Visit - 2-3 Visits Per Site (360 visits)
54		Routine Monitoring Visits, Quarter 1	[***]	$[***]
55		Routine Monitoring Visits, Quarter 2	[***]	$[***]
56		Routine Monitoring Visits, Quarter 3	[***]	$[***]
57		Routine Monitoring Visits, Quarter 4	[***]	$[***]
58		Routine Monitoring Visits, Quarter 5	[***]	$[***]
59		Routine Monitoring Visits, Quarter 6	[***]	$[***]
60		Routine Monitoring Visits, Quarter 7	[***]	$[***]
61		Routine Monitoring Visits, Quarter 8	[***]	$[***]
62		Routine Monitoring Visits, Quarter 9	[***]	$[***]
63		Routine Monitoring Visits, Quarter 10	[***]	$[***]
64		Routine Monitoring Visits, Quarter 11	[***]	$[***]
65		Routine Monitoring Visits, Quarter 12	[***]	$[***]
	1.3.5	Data Management / Statistics
66		Statistical Analysis Plan	[***]	$[***]	Y
67		Programming Specification, Dvlpt, & Review	[***]	$[***]
68		Method Validation	[***]	$[***]
69		TFL Generation	[***]	$[***]
	1.3.6	Database Lock
70		Soft Lock	[***]	$[***]
71		Hard Lock	[***]	$[***]
Data Safety Monitoring Board
72		DSMB Meetings (6/14/2024‐11/23/2026)
73		DSMB Meeting	[***]	$[***]
74		DSMB Meeting	[***]	$[***]
75		DSMB Meeting	[***]	$[***]
76		DSMB Meeting	[***]	$[***]
77		DSMB Meeting	[***]	$[***]
78		DSMB Meeting	[***]	$[***]
79		DSMB Meeting	[***]	$[***]
80		DSMB Meeting	[***]	$[***]
81		DSMB Meeting	[***]	$[***]
82		DSMB Meeting	[***]	$[***]
BARDA Update Meetings
83		Year 1 Meeting - BARDA	[***]	$[***]
84		Year 2 Meeting - BARDA	[***]	$[***]
85		Year 3 Meeting - BARDA	[***]	$[***]
Reporting
86		Annual Report 1	[***]	-
87		Annual Report 2	[***]	-
88		Annual Report 3	[***]	-
	1.4.	Regulatory (6/2024-7/1/2027)
89	1.4.2	FDA Annual Report 1	[***]	$[***]
90	1.4.2	FDA Annual Report 2	[***]	$[***]
91	1.4.2	FDA Annual Report 3	[***]	$[***]
92	1.4.1	Regulatory Interactions - Quarter 1	[***]	$[***]
93		Regulatory Interactions - Quarter 2	[***]	$[***]
94		Regulatory Interactions - Quarter 3	[***]	$[***]
95		Regulatory Interactions - Quarter 4	[***]	$[***]
96		Regulatory Interactions - Quarter 5	[***]	$[***]
97		Regulatory Interactions - Quarter 6	[***]	$[***]
98		Regulatory Interactions - Quarter 7	[***]	$[***]
99		Regulatory Interactions - Quarter 8	[***]	$[***]
100		Regulatory Interactions - Quarter 9	[***]	$[***]
101		Regulatory Interactions - Quarter 10	[***]	$[***]
102		Regulatory Interactions - Quarter 11	[***]	$[***]
103		Regulatory Interactions - Quarter 12	[***]	$[***]

PHASE 2
104		Kick Off / Program Initiation	[***]	$[***]
105		Materials & Supplies Acquisition	[***]	$[***]
106	1.1.1	Sample Processing	[***]	$[***]
107	1.1.1	Durability Sample Analysis	[***]	$[***]
108	1.1.1	Flow Analysis	[***]	$[***]
109	1.1.2	Sequence Memory Cells	[***]	$[***]
110	1.1.3	Produce Clones	[***]	$[***]
111	1.1.3	Complete Clone Analysis	[***]	$[***]
112	1.2	Phase 2 Final Report	[***]	-
113		Final Technical and Business Status Report	[***]	-
			Total	$[***]
			Contract Type	CPFF

Note: Upon project initiation, only certain milestones have been authorized and are labeled as such.

6. Data Rights

Vaxart has filed broad domestic and international patents covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 (US patents 7,879,602 and 8,222,224). Vaxart has also filed for patent protection on their COVID-19 vaccine candidates. All intellectual property is fully owned by Vaxart, without any encumbrances.

Vaxart anticipates that it will utilize intellectual property (including patented inventions) in the performance of any contract that either has been developed at private expense (and in which Vaxart has ownership in the case of patented invention pursuant to FAR 52.227‐11 or data pursuant to FAR 52.227-14), developed by a third-party (in which Vaxart has appropriate license rights) or pursuant to a prior government contract (in which case Vaxart has ownership rights as determined by that contract). Vaxart will provide a more detailed statement of rights in intellectual property for government review and approval (including any declarations of rights in intellectual property by Vaxart’s subcontractors) and does not anticipate any impediments in Vaxart’s ability to develop the vaccine technology based upon intellectual property that will be utilized in performance.

Technical Data to	Basis for	Asserted	Name of	Milestone
Be Furnished with	Assertion	Rights	Asserting	Affected
Restrictions		Category	Organization
[***]	Vaxart development prior to contract at private expense	Limited rights	Vaxart, Inc.	N/A; background

Attachment B
Key Tenets

Next Generation COVID-19 Vaccines Tenets

The largest effort in the Next Generation COVID-19 Vaccines Area of Interest will focus on generation of proof-of-concept Phase IIb efficacy data from multiple development partners to de-risk further development of successful vaccine candidates that are delivered via mucosal administration, target other non-spike proteins, or target multiple SARS-CoV-2 receptor binding domains that may strengthen vaccine breadth, durability, and transmission-blocking. As part of this effort, BARDA plans to conduct correlate of protection (COP) and immunogenicity analyses, as well as meta-analyses using aggregate data to inform a better understanding of mechanistic correlates to further development of COVID-19 vaccines and improve responses to future pandemics or public health threats. Alignment of objectives/endpoints, implementation of a Diversity Plan, use of a Data Safety Monitoring Board (DSMB), standardized data collection, and a uniform approach to the collection and analysis of immunogenicity data across the Next Generation COVID-19 Vaccines initiative facilitates a harmonized strategy that ensures BARDA’s strategic goals for the program are met. Adherence with the requirements set forth below to provide samples and data are critical for BARDA to strengthen its assays and analytical infrastructure to advance COPs and accelerate licensure of NextGen vaccines. The following conditions pertaining to operationalization of the Phase 2b clinical trials have been set as a requirement to entering into an agreement whereby the USG collaborates and helps finance the development of Next Generation COVID-19 Vaccines.

1) The vaccine developer to the collaboration will be the sole Sponsor and holder of the IND.

Responsibilities: Clinical Studies Network Partnership (Not applicable in this case)

Responsibility and accountability for the operational execution of the trial

Final selection, approval, and activation of sites

Fulfilling monitoring responsibilities in all sites Sponsor Transfer of Regulatory Obligations (TORO); assume BARDA CRO SOPs will be followed

BARDA Broad Agency Announcement/Rapid Response Partnership Vehicle

Responsibility and accountability for the operational execution of the trial

Final selection, approval, and activation of sites

Fulfilling monitoring responsibilities in all sites Sponsor TORO as needed

The study protocols will be harmonized with respect to the defined primary efficacy endpoint, the minimal common set of secondary endpoints, and statistical analysis plans (SAPs). Specific secondary or exploratory endpoints can be included for each program. Execution of each Phase 2b clinical trial requires written authorization from BARDA.

3)    Awardees must provide protocol development and writing support services, including the development of protocol-related documents such as sample informed consents. Protocol development and subsequent trial enrollment must take into consideration and align with diversity of the clinical trial population and as applicable take into account principles outlined in ‘Enhancing the Diversity of Clinical Trial Populations — Eligibility Criteria, Enrollment Practices, and Trial Designs Guidance for Industry’ https://www.fda.gov/regulatory-information/search-fda-guidance-documents/enhancing-diversity-clinical-trial-populations-eligibility-criteria-enrollment-practices-and-trial

4)    Awardees must provide a Diversity Plan to improve enrollment of participants based on ‘Diversity Plans to Improve Enrollment of Participants from Underrepresented Racial and Ethnic Populations in Clinical Trials Guidance for Industry’ (Draft January 2024) https://www.fda.gov/regulatory-information/search-fda-guidance-documents/collection-race-and-ethnicity-data-clinical-trials-and-clinical-studies-fda-regulated-medical?utm_medium=email&utm_source=govdelivery. The Diversity Plan must include proposed targets to achieve deliverable. The Diversity Plan should include how PBMCs will be collected from a diverse population.

5)    The Phase 2b clinical trials must be overseen by a Data and Safety Monitoring Board (DSMB) fulfilling all standard duties of DSMBs. The criteria for voting members and non-voting observer members of the DSMB as well as the final composition of the DSMB will be set by BARDA in consultation with the vaccine developer and finalization will require agreement from BARDA. 1-2 BARDA representatives will attend all safety committee meeting open sessions as non-voting observers.

6)    Protocols will be harmonized with respect to using the FDA Guidance ‘Toxicity Grading Scale for Healthy Adult and Adolescent Volunteers Enrolled in Preventive Vaccine Clinical Trials’ https://www.fda.gov/regulatory-information/search-fda-guidance-documents/toxicity-grading-scale-healthy-adult-and-adolescent-volunteers-enrolled-preventive-vaccine-clinical for the purpose of grading adverse events.

7)    Clinical Data Collection will be harmonized with respect to using the latest Clinical Data Interchange Standards Consortium (CDISC) Clinical Data Acquisition Standards Harmonization (CDASH) Model for eCRF design. The current version of CDASH can be downloaded at: https://www.cdisc.org/standards/foundational/cdash. This will allow a standard way to collect data consistency across the Phase 2b clinical trials. This also ensures an easy submission to regulatory agencies (e.g. FDA) and efficient data analyses.

8)    The Sponsor is responsible to ensure medical case management during the trial, including the specific approach to care of participants with COVID-19.

9)    Each Phase 2b clinical trial will obtain samples and data required for analysis of primary endpoint, secondary endpoints, and correlates of protection (COP) analysis1. The primary efficacy endpoint and certain secondary immunogenicity endpoints will be specified by BARDA. BARDA will provide an immune assay capability through a centralized network of laboratories that will perform the tests for the immunogenicity-related secondary endpoints on the specified number of samples for either COP or immunogenicity analyses. A sample analysis plan, including associated timelines for assay completion, will be developed through BARDA’s Centralized Laboratory Network, and will be approved by BARDA in consultation with the developer. Samples and data from Phase 2b trials are intended to be used in COP and cross-trial metanalyses; data will be shared with parties and published. Data analyses for immunogenicity, COP, and metanalysis based on assays provided through BARDA’s Centralized Laboratory Network (BCLN)2 will be conducted according to an SAP that is developed jointly by the vaccine developer and BARDA and approved by BARDA.

1 Additional details for sample collection and processing protocols related to testing performed through the BARDA Central Laboratory Network (BCLN) including immune assays and virus sequencing are provided in the BARDA LAB SAMPLE PROCESSING GUIDANCE: Project Next Generation COVID-19 Phase 2B Vaccine Trials (Ver. 2.0)

2 BARDA has partnered with multiple organizations to establish the BARDA Central Laboratory Network (BCLN) to provide standardized immunological assay testing, sample storage and viral sequencing services to support the development of the next generation of COVID-19 vaccines (Project NextGen).

a) Primary efficacy endpoint. The vaccine developer will be responsible for clinical assessment and assays (RT-PCR for virologically confirmed SARS-CoV-2) per the defined primary efficacy endpoint. The vaccine developer must share all clinical data with the USG in accordance with any requirements to ensure timely and complete transfer to the BARDA database resource. The BCLN will provide a resource for viral genomic sequencing of samples where SARS-CoV-2 infection was virologically confirmed with a positive RT-PCR result; these samples must be provided by the vaccine developer to the BARDA resource according to BARDA requirements.

b) Immune assays. BARDA will be responsible for a minimum set of immunogenicity assays as defined herein. Immunogenicity assay data from the BCLN will constitute the secondary immunogenicity endpoint data. Immunogenicity assay data and analysis conducted by BARDA will be shared with the vaccine developer and released via publication. As our understanding of immunologic COPs and assay technology evolves in the near future, the approach described below may be modified to accommodate updated information. See item 10 for information on the number of subjects from which to collect samples.

i)    The minimal set of immunogenicity assays required for any trial includes assessment of sera samples by pseudovirus neutralization assay (PsVNA) and IgG binding antibody (bAb) assay; and peripheral blood mononuclear cells (PBMCs) by flow cytometry for intracellular cytokine and cell surface marker staining (ICS).

ii)    Any trial that includes a candidate administered via a mucosal route must include additional assays for assessment of: sera by IgA bAb assay; nasal samples by PsVNA, IgG bAb, and IgA bAb; and saliva samples by PsVNA, IgG bAb, and IgA bAb. Phase 2b trials that only include parenterally administered vaccines do not require these mucosal sample or IgA assays; however, these assays will be available at the request of the vaccine developer for testing at the partner’s expense.

iii)    Timepoints for immune assays will include samples collected at baseline (D1), day D31, D91, D181, and D366. Timepoints where BARDA-run assays will only be used for immunogenicity analysis will include D91 and D366 for all antibody assays and D91, D181 and 366 for testing of PBMCs by ICS; 200 randomly sampled subjects will be assessed for immunogenicity at each timepoint. Randomization requirements will be determined by BARDA. For requirements on timepoints for COP analysis see item 9c and for details for sample collection requirements, see item 10.

c) Correlates of Protection. Immune assays for COP analysis align with sample type and assay type requirements defined in item 9.b.i-ii. Timepoints and samples (for details on sample collection, see item 10) for COP analysis will include: baseline (D1) and D31 for sera, PBMCs*, nasal, and saliva samples and for sera only at D181. For mucosal sample COP, whether COP assays and analysis are run for mucosal samples, and on which mucosal sample type (either nasal or saliva, but not both) will be determined by BARDA based on the outcome of immunogenicity analysis (i.e., on 200 samples). Possibly 10% (roughly 1,000 samples based on a total Phase 2b enrollment target of 10,000) subjects will be assayed for COP analysis. BARDA will provide a centralized statistical and data coordinating center to conduct the COP analysis across all Phase 2b trials. Clinical data will be shared by BARDA’s Centralized Laboratory Network. The mix of sampled subjects and COP analysis will be defined in and conducted according to the SAP. The SAP will be developed in collaboration with and agreed to by BARDA. COP data analysis will be shared with the vaccine developer and released via publication. See item 10 for information on the number of subjects from which to collect samples.

*Please note: if insufficient COVID-19 symptomatic cases (as defined per protocol primary endpoint) are identified in the PBMC collected samples to enable CoP analysis, BARDA may test 200 samples at all time points for immunogenicity assessment only.

d) Assays will be run with a minimum of three strains/variants, including (for example):

i) Ancestral Wuhan strain

ii) The currently recommended variant for COVID-19 vaccines (e.g., XBB 1.5 https://www.fda.gov/vaccines-blood-biologics/updated-covid-19-vaccines-use-united-states-beginning- fall2023#:~:text=Based%20on%20the%20totality%20of,a%20monovalent%20XBB%201.5%20composition)

iii) A variant, to be determined by BARDA in consultation with the vaccine developer, based on the most prevalent circulating SARS-COV-2 strain/virus at the time and place of Phase 2b trial conduct.

Assessment of any additional SARS-CoV-2 strains/variants will be decided by BARDA based on scientific justification, program priorities, and available funding. The vaccine developer may conduct their own independent additional assays with other SARS-CoV-2 variants; however, associated costs will be incurred by the vaccine developer.

10) Sample Draws for Immune Assays. Each Phase 2b trial will obtain samples required for testing in assays as defined under item 9. Samples from the trials will be used in assays for primary endpoint analysis, immunogenicity analysis, COP analyses, and metanalyses. Samples must be collected according to requirements defined by BARDA and, where required, must be delivered to the BARDA sample acquisition and storage resource. BARDA will share documentation that describes harmonized sample collection, processing, and storage procedures and requirements. Subject randomization and sample size for immunogenicity samples will occur according to the COP SAP, which will be determined by BARDA in coordination with the vaccine developer and finalized by BARDA.

a) Blood samples. The vaccine developer must collect blood samples for the preparation of sera and PBMCs for immune assays. i) Sera. Sera samples must be collected from the total enrolled subjects at the baseline (D1), D31, and D181 timepoints; these timepoints will be used for COP analysis and must be collected from all subjects to ensure any future COVID-19 cases are captured. Sera samples must be collected from 200 randomly selected subjects at the D91 and D366 timepoints. A total sera volume of 4mL (8 mL of whole blood), in 8 x 0.5mL aliquots, must be collected from required subjects at the defined timepoints for the BARDA assays. Standard red-top tubes (i.e., contains no anticoagulant or preservative) should be used to collect sera samples. Additional sample volume for assays run by the industrial party should be accounted for in addition to the required volume for BARDA assays. Samples that will be shipped to the BARDA sample storage resource must be collected, aliquoted, stored, and shipped according to BARDA requirements.

ii) PBMCs. PBMC samples should be collected from a minimum of 1000 subjects at baseline (D1) and D31; however, companies are encouraged to collect PBMC from at least 1667 and up to 2,000 subjects at these timepoints to maximize possibility of capturing enough COVID-19 cases (as defined per protocol primary endpoint) for BARDA to conduct COP analysis. PBMCs must be collected from at least 200 randomly selected subjects at the D91, D181, and D366 timepoints. A total of 15x106 PBMCs, in three aliquots each of 5x106 PBMCs, must be collected from required subjects at the defined timepoints for the BARDA assays. Additional sample volume for assays run by the industrial party should be accounted for in addition to the required volume for BARDA assays. Samples that will be shipped to the BARDA sample storage resource must be collected, stored, and shipped according to BARDA requirements. PBMCs must be collected according to the Standard Operating Procedure: Peripheral Blood Mononuclear Cells (PBMC) and Associated Plasma Collection (No.: DMID-OCRR-SOP-002; Effective Date: 30-SEP-2021), BARDA preference is the option that defines the protocol specific to collection using Cellular Preparation Tubes (CPTs).

b) Mucosal samples. The vaccine developer must collect nasal and saliva samples if required by BARDA or requested by the vaccine developer per item 9.b.ii. Both nasal and saliva samples must be collected from the total enrolled subjects at the baseline (D1), D31, and D181 timepoints; these timepoints will be used for COP analysis and must be collected from all subjects to ensure any future COVID-19 cases are captured. Nasal and saliva samples must be collected from 200 randomly selected subjects at the D91 and D366 timepoints. Nasal samples must be collected using the Nasosorption device and saliva samples much be collected using the Oracol device. Samples must be collected per the device instructions for use and specific collection procedure requirements as defined by BARDA; Nasal samples must be diluted up to a final volume of 1mL with 1X Mucosal Buffer and divided into four aliquots of 0.25mL. Saliva samples will be diluted at a 1:1 ratio with 2x Mucosal Buffer for a final volume of 1 ml and aliquoted into four x 0.25 mL aliquots. Additional sample volume for assays run by the industrial party should be accounted for in addition to the required volume for BARDA assays. Samples that will be shipped to the BARDA sample storage resource must be collected, stored, and shipped according to BARDA requirements. c) Informed Consent. The clinical trial informed consent developed by the vaccine developer or CSN partner must capture how clinical immune samples collected during the study will be used – both for per protocol use and future non-per protocol use. Long term storage of these samples will occur at the BARDA Biological Specimen and Investigational Product storage facility (BSIP).